THIRD AMENDMENT TO THE FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
AT&T MOBILITY II LLC

THIS THIRD AMENDMENT TO THE FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is entered into as of October 28, 2022 by AT&T Mobility Corporation, a Delaware corporation, as the manager (the “Manager”) of AT&T Mobility II LLC (the “Company”) pursuant to Paragraph 15 of the Existing Agreement (defined below).

WHEREAS, the Company is governed by the Fifth Amended and Restated Limited Liability Company Agreement of the Company, as amended by the First Amendment dated January 1, 2022 and as amended by the Second Amendment dated January 27, 2022 (the “Existing Agreement”); and

WHEREAS, on October 28, 2022, each of the holders of Series A Preferred Interests, except the SBC Master Pension Trust, (the “Selling Members”) sold their Series A Preferred Interests to the Company pursuant to the Put Option Agreement dated October 24, 2022 among the Manager, the Company and each of the Selling Members (the “Purchase”); and

WHEREAS, the Manager desires to amend Schedule A of the Existing Agreement to (i) remove the Selling Members as Members and (ii) to reflect the revised list of Series A Preferred Interest Members, and does hereby adopt this Amendment as an amendment to the Existing Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Existing Agreement.

2.Amendment. The Schedule to the Existing Agreement entitled, SCHEDULE A – MEMBERS shall be deleted in its entirety and replaced by SCHEDULE A – MEMBERS, attached hereto, which sets forth the current Series A Preferred Interest Member and the Percentage Interest of the Common Interest Members on October 28, 2022 as of the Purchase.

3.Full Force and Effect. Except as amended by this Amendment, the Existing Agreement shall continue in full force and effect.

4.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has caused this Amendment to be executed by its duly authorized representative.

AS MANAGER:

AT&T Mobility Corporation

By: /s/ Andrew B Keiser
Andrew B. Keiser Treasurer

Signature Page to
Third Amendment to Fifth Amended and Restated Limited Liability Company Agreement of AT&T Mobility II LLC

	SCHEDULE A MEMBERS
Common Interest Members
Member	Common Interests	Common Percentage Interest
Mobility	644,959,718	95.095204930%
BSMD	20,542,565	3.028870446%
AT&T Corp.	12,722,995	1.875924625
	678,225,278	100.0000000%

Series A Preferred Interest Member

Member    Series A Preferred Interests
SBC Master Pension Trust    213,333,334

Schedule A to
Fifth Amended and Restated Limited Liability Company Agreement of AT&T Mobility II LLC